UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2014

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road

Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

99.1 ImmunoCellular Therapeutics, Ltd. posted slides presented by Patrick Y. Wen, MD, Director of the Center for Neuro-Oncology at The Dana Farber Cancer Institute and Professor of Neurology at Harvard Medical School, and principal investigator on the Phase II clinical trial of ICT-107 in an oral presentation made at the American Society of Clinical Oncology (ASCO) on June 1, 2014 titled, “A randomized, double-blind, placebo-controlled phase 2 trial of dendritic cell (DC) vaccination with ICT-107 in newly diagnosed glioblastoma (GBM) patients,” a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under this Securities Act of 1933, as amended, except as may expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 8.01	Other Events

99.2 Press Release, dated June 1, 2014, entitled “ImmunoCellular Therapeutics Presents Updated ICT-107 Phase II Data in Patients with Newly Diagnosed Glioblastoma at the 2014 ASCO Annual Meeting,” a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	ImmunoCellular Therapeutics, Ltd. posted slides presented by Patrick Y. Wen, MD, Director of the Center for Neuro-Oncology at The Dana Farber Cancer Institute and Professor of Neurology at Harvard Medical School, and principal investigator on the Phase II clinical trial of ICT-107 in an oral presentation made at the American Society of Clinical Oncology (ASCO) on June 1, 2014 titled, “A randomized, double-blind, placebo-controlled phase 2 trial of dendritic cell (DC) vaccination with ICT-107 in newly diagnosed glioblastoma (GBM) patients,” a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

99.2	Press Release, dated June 1, 2014, entitled “ImmunoCellular Therapeutics Presents Updated ICT-107 Phase II Data in Patients with Newly Diagnosed Glioblastoma at the 2014 ASCO Annual Meeting.”